Exhibit 99-B.10 - Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public
Accounting Firm” and to the use of our report dated March 25, 2008, with respect to the financial statements of ING USA Annuity and Life Insurance Company as of December
31, 2007 and 2006, and for each of the three years in the period ended December 31,
2007, and to the use of our report dated March 21, 2008, with respect to the statements of assets and liabilities of Separate Account B of ING USA Annuity and Life Insurance
Company as of December 31, 2007, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, included in Post-
Effective Amendment No. 12 to the Registration Statement (Form N-4 333-57218), and
the related Prospectus and Statement of Additional Information of Separate Account B of
ING USA Annuity and Life Insurance Company.

/s/ Ernst & Young LLP

Atlanta, Georgia April 10, 2008